UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 27, 2007

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I.A. EUROPE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-31705	91-2007477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3191 Coral Way, Suite 609, Miami, Florida 33145

(Address of Principal Executive Offices) (Zip Code)

(407) 620-8104

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 27, 2007, the Board of Directors of I.A. Europe Group, Inc. (the “Company”) approved the sale of 2,000 shares of Series A Preferred Stock to Nerio Montesel in exchange for payment of$ 400,000, of which $50,000 has been paid in advance. The sale is expected to close on or before August 31, 2007. The Series A Preferred Stock will have 25,000 votes per share and amount to a change in control of the Company since I.A. Europe Group, Inc. has agreed to cancel the 2,000 shares of Series A Preferred Stock it currently holds in connection with the closing.

It is anticipated that Mr. Montesel will require the Company to change its name following closing, subject to approval of the Company’s stockholders and that the Board of Directors shall change.

The proposed sale of securities described in the November 21, 2006 Form 8-K did not close and is null and void.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.A. EUROPE GROUP, INC.

By:	/s/ VICTOR MINCA
Chief Executive Officer

Date: June 28, 2007

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